                                                                    Exhibit 10.4


                                      LEASE

                                     BETWEEN

                BRADLEY KENTWOOD, LLC, S. PULITZER KENTWOOD, LLC,
                 M. PULITZER KENTWOOD, LLC, GRIES KENTWOOD, LLC,
                       KENTWOOD MANAGER, LLC AND BLACKWOOD
                       KENTWOOD, LLC, AS TENANTS IN COMMON

                                    LANDLORD,

                                       AND

                               AUTOCAM CORPORATION

                                     TENANT

                             DATED: APRIL 11, 2003

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE 1 GRANT AND TERM........................................................      1
         1.01  Grant of Lease...................................................      1
         1.02  Term of Lease....................................................      1
         1.03  Lease Year Defined...............................................      1

ARTICLE 2 BASE RENT.............................................................      1
         2.01  Base Rent........................................................      1
         2.02  Manner of Payment................................................      1
         2.03  Net Lease........................................................      1

ARTICLE 3 IMPOSITIONS...........................................................      2
         3.01  Tenant to Pay Impositions........................................      2
         3.02  Receipt of Payment...............................................      4
         3.03  Exclusions.......................................................      4
         3.04  Fiscal Periods...................................................      4
         3.05  Contest..........................................................      4
         3.06  Reduction of Assessed Valuation..................................      5
         3.07  Joinder of Landlord..............................................      5
         3.08  Evidence of Imposition...........................................      5

ARTICLE 4 USE...................................................................      5
         4.01  Use of Premises..................................................      5

ARTICLE 5 UTILITIES.............................................................      6
         5.01  Payment for Utilities............................................      6
         5.02  Utilities........................................................      6

ARTICLE 6 INSURANCE.............................................................      6
         6.01  Tenant's Insurance...............................................      6
         6.02  Payment of Losses................................................      8
         6.03  Blanket or Umbrella Policy.......................................      9
         6.04  Loss Deductibles.................................................     10
         6.05  Definition of "Depositary".......................................     10

ARTICLE 7 RETURN OF PREMISES....................................................     10
         7.01  Surrender of Possession..........................................     10
         7.02  Installations and Additions......................................     10
         7.03  Trade Fixtures and Personal Property.............................     11
         7.04  Survival.........................................................     11

ARTICLE 8 HOLDING OVER..........................................................     11

ARTICLE 9 CONDITION AND CARE OF PREMISES........................................     11
         9.01  As-Is Condition..................................................     11
         9.02  Tenant's Obligations.............................................     11
         9.03  Landlord Not Obligated...........................................     12

ARTICLE 10 RIGHTS RESERVED TO LANDLORD..........................................     12

         10.01  Rights Reserved to Landlord.....................................     12

ARTICLE 11 ALTERATIONS..........................................................     12

ARTICLE 12 ASSIGNMENT AND SUBLETTING............................................     13
         12.01  Assignment and Subletting.......................................     13
         12.02  Rentals Based on Net Income.....................................     13
         12.03  Tenant to Remain Obligated......................................     14
         12.04  Tenants Notice; Landlord's Right to Terminate...................     14
         12.05  Landlord's Consent..............................................     14
         12.06  Profits.........................................................     15
         12.07  Assignee to Assume Obligations..................................     15
         12.08  Change of Control...............................................     15

ARTICLE 13 WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT........................     15
         13.01  Waiver of Certain Claims; Indemnity by Tenant...................     15
         13.02  Tenant Responsible for Personal Property........................     16
         13.03  Indemnification.................................................     16
         13.04  Landlord's Liability............................................     17

ARTICLE 14 USE OF CASUALTY INSURANCE PROCEEDS...................................     17
         14.01  Tenant's Obligation to Restore..................................     17
         14.02  Payment for Restoration.........................................     18
         14.03  Conditions to Payment of Proceeds...............................     19
         14.04  No Abatement of Rent............................................     19
         14.05  Mortgagee's Application Of Insurance Proceeds...................     20

ARTICLE 15 EMINENT DOMAIN.......................................................     20
         15.01  Complete Condemnation...........................................     20
         15.02  Partial Condemnation............................................     20
         15.03  Condemnation Near Termination...................................     21

ARTICLE 16 DEFAULT..............................................................     21
         16.01  Events of Default...............................................     21
         16.02  Rights and Remedies of Landlord.................................     22
         16.03  Right to Re-Enter...............................................     22
         16.04  Current Damages.................................................     22
         16.05  Final Damages...................................................     23
         16.06  Removal of Personal Property....................................     23
         16.07  Attorneys' Fees.................................................     24
         16.08  Assumption or Rejection in Bankruptcy...........................     24

ARTICLE 17 SUBORDINATION........................................................     24
         17.01  Subordination...................................................     24
         17.02  Liability of Mortgagee; Attornment..............................     24
         17.03  Modification Required by Mortgagee..............................     25
         17.04  Short Form Lease................................................     25

ARTICLE 18 MORTGAGEE PROTECTION.................................................     25

ARTICLE 19 ESTOPPEL CERTIFICATE.................................................     25

ARTICLE 20 RENEWAL OPTIONS......................................................     26

ARTICLE 21 NONWAIVER............................................................     26

ARTICLE 22 TENANT - CORPORATION OR PARTNERSHIP..................................     26

ARTICLE 23 REAL ESTATE BROKERS..................................................     27

ARTICLE 24 NOTICES..............................................................     27

ARTICLE 25 HAZARDOUS MATERIALS..................................................     27
         25.01  Defined Terms...................................................     27
         25.02  Tenant's Obligations with Respect to Environmental Matters......     28
         25.03  Copies of Notices...............................................     29
         25.04  Landlord's Right to Inspect.....................................     29
         25.05  Tests and Reports...............................................     29
         25.06  Tenant's Obligation to Respond..................................     29
         25.07  Landlord's Right to Act.........................................     29
         25.08  Indemnification.................................................     29

ARTICLE 26 SECURITY DEPOSIT.....................................................     30
         26.01  Security Deposit................................................     30
         26.02  Transfer of Security Deposit....................................     30

ARTICLE 27 TITLE AND COVENANT AGAINST LIENS.....................................     31

ARTICLE 28 MISCELLANEOUS........................................................     31
         28.01  Successors and Assigns..........................................     31
         28.02  Modifications in Writing........................................     31
         28.03  No Option; Irrevocable Offer....................................     31
         28.04  Definition of Tenant............................................     31
         28.05  Definition of Landlord..........................................     32
         28.06  Headings........................................................     32
         28.07  Time of Essence.................................................     32
         28.08  Default Rate of Interest........................................     32
         28.09  Severability....................................................     32
         28.10  Entire Agreement................................................     32
         28.11  Force Majeure...................................................     32
         28.12  Manager Authority...............................................     32

ARTICLE 29 AMERICANS WITH DISABILITIES ACT......................................     33

ARTICLE 30 EXCULPATORY PROVISIONS...............................................     33

ARTICLE 31 FINANCIAL STATEMENTS.................................................     34

ARTICLE 32 RIGHT OF FIRST REFUSAL...............................................     34
         32.01  Right of First Refusal..........................................     34
         32.02  Election........................................................     34
         32.03  Termination of Right of First Refusal...........................     35
         32.04  No Assignment...................................................     35
         32.05  Closing Procedure...............................................     35

         32.06  Termination of Lease Upon Closing...............................     36

Exhibit A Depiction of Premises

Exhibit B Base Rent Schedule

                                      LEASE

      THIS LEASE (hereinafter the "Lease") is made and entered into as of the 11th day of April , 2003, by and between Bradley Kentwood, LLC, S. Pulitzer Kentwood, LLC, M. Pulitzer Kentwood, LLC, Gries Kentwood, LLC, Kentwood Manager, LLC and Blackwood Kentwood, LLC as tenants in common, all Delaware limited liability companies (hereinafter "Landlord"), and Autocam Corporation, a Michigan corporation (hereinafter "Tenant").

                                   ARTICLE 1
                                 GRANT AND TERM

      1.01 Grant of Lease. Landlord, for and in consideration of the rents reserved herein and of the covenants and agreements contained herein on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain premises depicted on Exhibit A attached hereto and made a part hereof, including and consisting of approximately 85,157 square feet located in the building on the premises commonly known as 4070 East Paris, Kentwood, Michigan (the "Building"), and the Improvements (as defined on Exhibit
A). The Building and the Improvements, and any and all replacements, additions and substitutions thereto from time to time are collectively referred to as the "Premises."

      1.02 Term of Lease. The term hereof (the "Term") shall commence on April 11 , 2003 (the "Commencement Date") and shall expire on April 10 , 2018 (the "Expiration Date"), unless earlier terminated or extended as provided in this Lease. If the Commencement Date occurs on other than the first day of a calendar month, Tenant shall pay a proportionate amount of Base Rent in advance at the monthly rate set forth herein for such partial month.

      1.03 Lease Year Defined. As used in this Lease, the term "Lease Year" shall mean (i) if the Commencement Date is the first day of a calendar month, the twelve (12) month period commencing on the Commencement Date or (ii) if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth
(12th) full calendar month of the Term, and in either case, each succeeding twelve (12) month period thereafter which falls during the Term.

                                    ARTICLE 2
                                    BASE RENT

      2.01 Base Rent. Tenant shall pay an annual base rent (hereinafter referred to as "Base Rent") for the Premises to Landlord, without notice or demand, in the sums set forth on Exhibit B. Base Rent shall be payable in equal monthly installments (hereinafter referred to as "Monthly Base Rent") as specified on Exhibit B on the first day of the Term and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term begins on any date except the first day of a calendar month or ends on any day except the last day of a calendar month.

      2.02 Manner of Payment. Base Rent, Impositions (as defined below), and all other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant.

      2.03 Net Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that any Base Rent, Impositions, and other items of Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This is a Net Lease and Base Rent, Impositions, and all other items of Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise specifically set forth herein. This Lease shall not terminate, and Tenant shall not have any right to terminate this Lease, during the Term (except as otherwise expressly provided herein). Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (i) bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under any mortgage, (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or otherwise, (iv) the taking of the Premises or any portion thereof (except as specifically provided in Article 15 hereof), (v) the prohibition or restriction of Tenant's use of the Premises under any laws or otherwise, (vi) the destruction of the Premises or any portion thereof, or (vii) the eviction of Tenant from possession of the Premises, by paramount title or otherwise, (viii) default by Landlord hereunder or under any other agreement between Landlord and Tenant. Except as expressly permitted in this Lease, and subject to any right conferred by law of Tenant to receive notice, Tenant waives all rights which are not expressly stated herein which may now or hereafter otherwise be conferred by law to quit, terminate or surrender this Lease or any of the Premises; to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Impositions, or other items of Rent or any other sums payable under this Lease, except as otherwise expressly provided herein; and for any statutory lien or offset right against Landlord or its property. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

                                    ARTICLE 3
                                   IMPOSITIONS

      3.01 Tenant to Pay Impositions. Tenant shall pay or cause to be paid, in a timely manner and as hereinafter provided, all of the following items, if any, ("Impositions"): (a) real property taxes and assessments with respect to the Premises or any portion thereof; (b) Tenant's personal property taxes; (c) occupancy and rent taxes specifically assessed against the Premises and/or Tenant; (d) water, water meter and sewer rents, rates and charges; (e) license and permit fees related to Tenant's use or occupancy of the Premises; (f) service charges, with respect to police protection, fire protection, street and highway maintenance, construction and lighting, sanitation and water supply, if any; (g) taxes imposed or levied upon or assessed against the Premises, or Landlord as the owner of the Premises, to the extent such taxes are measured by Base Rent or other Rent payable hereunder, but only to the extent that such taxes would be payable if the Premises were the only property of Landlord; (h) intentionally omitted; (j) payments in lieu of each of the foregoing, whether or not expressly so designated; (k) fines, penalties and other similar or like governmental charges applicable to any of the foregoing and any interest or costs with respect thereto to the extent not caused by Landlord's negligent act or omission; and (l) any and all other federal, state, county and municipal governmental and quasi-governmental levies, fees, rents, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, and any interest or costs with respect thereto, which at any time during, prior to or after (but attributable to a period falling within) the Term are (1) assessed, levied, confirmed, imposed upon, or would grow or become due and payable out of or in respect of, or would be charged with respect to, Tenant's use and occupancy of the Premises or any document to which Tenant is a party creating or transferring an interest or estate in the Premises or this transaction, and/or (2) encumbrances or liens on Tenant's use and occupancy of (i) the Premises; (ii) any other appurtenances of the Premises; (iii) any personal property, equipment serving the Building or other facility used in the operation thereof; or (iv) the Base Rent or other Rent (or any portion thereof) payable by Tenant hereunder. Each such Imposition, or installment thereof, during the Term shall be paid before the last day the same may be paid without fine, penalty, interest or additional cost.

      Notwithstanding anything contained in the foregoing to the contrary, Landlord may, if from time to time required by Landlord's mortgagee, reasonably estimate in advance the amounts Tenant shall owe for real property taxes and assessments for any full or partial calendar year of the Term. In such event, Tenant shall pay to Landlord's mortgagee 1/12th of such estimated amounts, on a monthly basis, on or before the first day of each calendar month. Tenant shall pay such estimated amounts to Landlord's mortgagee at the time Tenant pays its monthly installments Base Rent to Landlord. Such estimate may be reasonably adjusted from time to time by Landlord. If Landlord shall have Tenant pay such taxes on a monthly basis in accordance with this paragraph, the following shall apply:

            (a) Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the Statement") to Tenant showing: (1) the amount of actual taxes for such calendar year, (2) any amount paid by Tenant towards taxes during such calendar year on an estimated basis, and (3) any revised estimate of Tenant's obligations for taxes for the current calendar year.

            (b) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for taxes for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement. Tenant's obligations to make the foregoing payments shall survive the expiration or earlier termination of this Lease.

            (c) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for taxes, Tenant shall receive a credit for the difference against payments of Impositions next due. If the Term shall have expired and no further Impositions shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

            (d) Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering taxes, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated taxes.

            (e) Any special assessments shall be paid over the maximum number of installments permitted by the taxing authority, and only those being assessed against the Premises during the Term must be paid by Tenant.

      3.02 Receipt of Payment. Tenant, from time to time upon request of Landlord, shall furnish to Landlord, within the earlier of (i) thirty (30) days after the date when an Imposition is due and payable under this Lease, or (ii) thirty (30) days after the date when an official receipt of the appropriate imposing authority is received, such official receipt or, if no such receipt has been received by Tenant, other evidence reasonably satisfactory to Landlord evidencing the payment of the Imposition.

      3.03 Exclusions.

            (a) Except as provided in subparagraph (b) hereinbelow, nothing contained in this Article 3 shall require Tenant to pay state or federal income, inheritance, estate, succession, capital levy, stamp, excess profit, revenue, business activities (such as the Michigan Single Business Tax) or gift taxes of Landlord, or any corporate franchise tax imposed upon Landlord, or any other tax imposed against Landlord generally and not specifically related to Landlord's ownership of the Building or the Premises or the receipt of rents from the Premises.

            (b) If at any time during the Term, a tax or excise on Base Rent or other Rent or the right to receive rents or other tax, however described, is levied or assessed against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Rental or other tax before interest or penalties accrue, and the same shall be deemed to be an Imposition levied against the Premises.

      3.04 Fiscal Periods. Any Imposition imposed against the Premises, relating to a fiscal period of the imposing authority, a part of which period is included within the Term and a part of which is included in a period of time after the date definitely fixed in Article 1 hereof for the expiration of the Term (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Premises, or shall become payable, during the Term) shall be apportioned between Landlord and Tenant as of such date definitely fixed for the expiration of the Term, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time before such date definitely fixed for the expiration of the Term bears to the entirety of such fiscal period, and Landlord shall pay the remainder thereof. The foregoing obligations shall survive expiration or termination of the Term.

      3.05 Contest. Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment would operate as a bar to such contest, in which event, notwithstanding the provisions of Section 3.01 hereof, payment of such Imposition shall be postponed if and only as long as:

            (a) neither the Premises nor any part thereof would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited, lost or adversely affected;

            (b) such contest shall not subject Landlord or any Mortgagee (as hereinafter defined) to the risk of any criminal or civil liability;

            (c) such contest shall not cause Landlord to be in default under any Mortgage (as hereinafter defined);

            (d) such contest shall not, in the reasonable judgment of Landlord, result in any Imposition being increased; and

            (e) Tenant shall have deposited with, at Landlord's option, either Landlord or a Depositary (as hereinafter defined), simultaneously with such contest, cash or other security determined by Landlord in the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may be assessed against or become a charge on the Premises or any part thereof in such proceedings.

      Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith, and upon such payment, Landlord or Depositary, as the case may be, shall return, with any interest accrued thereon, any amount deposited with it in respect of such Imposition as aforesaid, provided, however, that Landlord or Depositary, as the case may be, if requested by Tenant, shall disburse said moneys on deposit with it directly to the imposing authority to whom such Imposition is payable. If, at any time during the continuance of such proceedings, Landlord shall reasonably deem the amount deposited as aforesaid insufficient, Tenant, upon demand, shall make an additional deposit of such additional sums or other acceptable security as Landlord may request, and upon failure of Tenant to do so, the amount theretofore deposited may, at the option of Landlord, be applied by Landlord or Depositary, as the case may be, to the payment, removal and discharge of such Imposition and the interest and penalties in connection therewith and any costs, fees (including attorneys' fees and disbursements) or other liability accruing in any such proceedings, and the balance, if any, shall be returned to Tenant or the deficiency, if any, shall be paid by Tenant on demand.

      3.06 Reduction of Assessed Valuation. Subject to the provisions of Section 3.05, Tenant shall have the right to seek a reduction in the assessed valuation of the Premises for real property tax purposes and to prosecute any action or proceeding in connection therewith.

      3.07 Joinder of Landlord. Landlord shall not be required to join in any proceedings referred to in Sections 3.05 or 3.06 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event, Landlord shall join and cooperate in such proceedings or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse and indemnify Landlord for any and all costs or expenses which Landlord may sustain or incur in connection with any such proceedings.

      3.08 Evidence of Imposition. Any certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition asserting nonpayment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

                                    ARTICLE 4
                                       USE

      4.01 Use of Premises. Tenant shall use and occupy the Premises only for office, storage and light industrial purposes as permitted by the applicable zoning for the Premises, and for no other use or purpose.

                                    ARTICLE 5
                                    UTILITIES

      5.01 Payment for Utilities. During the Term, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to commencement of the Term, Tenant shall pay for all utilities or services at the Premises used by it or its agents, employees or contractors.

      5.02 Utilities. Tenant shall be responsible for contracting directly with all suppliers of utility services. In the event that any charge or fee is required by the State of Michigan, or by any agency, subdivision or instrumentality thereof, or by any utility company or other entity furnishing services or utilities to the Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this paragraph shall include, but shall not be limited to, any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services. Tenant may elect to cause the separate metering of utilities to various portions of the Building. If Tenant makes such an election, the costs of such separate metering shall be at the sole and exclusive cost of Tenant. In the event Tenant fails to pay any such charge or fee contemplated by this Section 5.02, Landlord shall have the right, but not the obligation, to pay such charge or fee on Tenant's behalf, whereupon Tenant shall reimburse Landlord for such utility charge upon Landlord's demand therefore at the default rate of interest on all amounts owed until paid. The inability of Tenant to obtain, or any stoppage of, the utility services referred to in this Article 5 resulting from any cause shall not make Landlord liable in any respect for damages to any person, property or business, or entitle Tenant to any abatement of Rent or other relief from any of Tenants obligations under this Lease.

                                    ARTICLE 6
                                    INSURANCE

      6.01 Tenant's Insurance.

          (a) Tenant shall:

              (i) keep the Building and the Improvements insured against loss or damage by fire, windstorm, tornado and hail and all other hazards customarily included in the standard "all risk" coverage from, as may be commercially available from time to time ("Casualty Insurance"), including, without limitation, coverage for loss or damage by water, flood, sprinkler leakage, boiler explosions or similar occurrences, subsidence and earthquake, with such sublimits as are reasonably required by Landlord and consistent with those sublimits from time to time customarily carried for properties located in or near Kentwood, Michigan comparable to the Premises in use, size and age, and excluding from such coverage loss or damage due to the normal settling of the Premises. Such coverage shall include losses from war risks and acts or terrorism when and to the extent obtainable from the United States government or an agency thereof so long as the annual cost for coverage with respect to such risks does not exceed ten percent (10%) of the annual cost for the "all risk" coverage required pursuant to this Section 6.01(a). Such Casualty Insurance shall be in the amount set forth in the "agreed amount clause" endorsement to the policy in question, which endorsement shall be attached to the policy, provided that such amount, in all events, shall be (x) sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of applicable policies of insurance, and (y) in the amount not less than one hundred percent (100%) of the Net Replacement Cost of the Building, such Net Replacement Cost to be determined by the insurers from time to time, but not less frequently than required by the standard "agreed amount clause" endorsement, and no omission on the part of Landlord to request any such determination shall relieve Tenant of its obligation to have such Net Replacement Cost determined as aforesaid;

                  (ii) provide and keep in force general comprehensive public liability insurance ("Liability Insurance") against liability for bodily injury and death and property damage, such Liability Insurance to be in such amount as may from time to time be reasonably required by Landlord and consistent with that carried for properties similar to the Premises in use, size and age, but not less than $3,000,000 combined single limit for liability for bodily injury, death and property damage, and shall include the Premises and all sidewalks adjoining or appurtenant to the Premises, shall contain blanket contractual coverage and shall also provide the following protection:

                        (1) personal injury protection;

                        (2) fire legal liability, if not otherwise covered under the comprehensive form of public liability insurance;

                        (3) employees as additional insured coverage; and

                        (4) Blanket Contractual Liability coverage; which coverage shall contain an endorsement that (x) names Landlord as an additional insured, (y) specifically references the Premises; and (z) guarantees a minimum limit available for the Premises equal to the insurance amount required in this Lease.

If applicable, Tenant also shall provide and keep in force automobile liability and property damage insurance for all owned, non-owned and hired vehicles insuring against liability for bodily injury and death and for property damage in an amount determined from time to time by Landlord, but not less than $3,000,000 combined single limit, such insurance to contain the so-called "occurrence clause";

                  (iii) provide and keep in force workers' compensation and occupational disease providing statutory benefits for all persons employed by Tenant at or in connection with the Premises;

                  (iv) provide and keep in force rent insurance on an "All Risk of Physical Loss" basis in an amount not less than the sum of (a) the Base Rent then payable hereunder for a period of one (1) year, (b) an amount equal to the Impositions for a like period, and (c) an amount equal to the insurance premiums payable under this Lease for a like period;

                  (v) provide and keep in force boiler, machinery and pressure vessel insurance in an amount determined from time to time by Landlord, but not less than $3,000,000 per occurrence on a combined basis covering direct property loss and loss of income and providing for all steam, mechanical and electrical equipment, including, without limitation, all boilers, unfired pressure vessels, piping and wiring.

            (b) Whenever, under the terms of this Lease, Tenant is required to maintain insurance, Landlord shall be an additional named insured and loss payee, as its interests may appear in all such insurance policies other than (i) business interruption policies, (ii) worker's compensation insurance, and (iii) insurance in connection with automobile liability and property damage for all vehicles used in connection with the Premises. If the Premises shall be subject to any Mortgage, the public liability insurance shall, if required by such Mortgage, name the Mortgagee as an additional named insured, and all other insurance provided hereunder shall name the Mortgagee as an additional named insured under a standard "noncontributory mortgagee" endorsement or its equivalent.

      6.02 Payment of Losses.

            (a) The loss under all policies required by any provision of this Lease insuring against damage to the Building by fire or other casualty shall be payable:

                (i) to Tenant, as trustee, if the amount thereof is less than $100,000, or

                (ii) to Depositary, if the amount thereof is $100,000 or more.

If a loss shall be payable to Tenant, as trustee, Tenant, provided that there is no Default by Tenant hereunder, (1) shall hold the insurance proceeds with respect to such loss in trust for the sole purpose of paying the cost of the Restoration, and (2) shall apply such proceeds first to the payment in full of the cost of the Restoration before using any part of the same for any other purpose. Tenant shall give Landlord notice of completion of the Restoration within ten (10) days thereafter. If Landlord makes no claim or objection with respect to such proceeds or their disposition within ninety (90) days after such notice is given, then Tenant may pay over to itself the unapplied proceeds and the trust obligations hereunder with respect to such proceeds shall terminate. Notwithstanding the foregoing, if there is a Default by Tenant hereunder, Tenant shall pay (or assign) all insurance proceeds with respect to such loss to Landlord.

            (b) All Insurance Policies shall be in such form and shall be issued by such responsible companies licensed and authorized to do business in the State of Michigan as are reasonably acceptable to Landlord. All such companies shall have a policyholder rating of not less than A and be assigned a financial size category of no less than X as rated in the most recent edition of Best's Key Rating Guide for insurance companies (or if Best's ceases to be published) in a similar rating guide acceptable to Landlord. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord, and for periods of not less than one (1) year. A photocopy of each such policy, certified by the insurer to be a true copy thereof, shall be delivered to Landlord immediately upon request by Landlord. In addition thereto, Tenant shall deliver to Landlord certificates of the insurance required hereunder together with paid receipts therefor. Certificates of new or renewal insurance replacing any insurance expiring during the Term shall be delivered as aforesaid at least fifteen (15) days before the date of expiration, together with proof satisfactory to Landlord that the full premiums have been paid for at least the first year of the term of such policies. During the term of such policies, at least fifteen (15) days before each anniversary of the effective date of the policy, Tenant shall deliver to Landlord proof satisfactory to Landlord that the full premiums have been paid for at least the next year of the term of the policy. Premiums on policies shall not be financed in any manner whereby the lender, on default or otherwise, shall have the right or privilege of surrendering or canceling or requesting the surrender or cancellation of the policies, provided, however, that premiums may be paid in such installments as are permitted pursuant to the provisions of the applicable policy so long as payment by installments will not allow the insurer thereunder to cancel said policy without notice to the insureds.

            (c) Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss, and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys.

            (d) Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee is included therein as additional named insureds with any loss payable as provided in this Lease. Tenant shall immediately notify Landlord of the carrying of any such separate insurance and shall cause the same to be delivered as required in this Lease.

            (e) Tenant shall not violate or permit to be violated any of the conditions or provisions of any of the Insurance Policies, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing, satisfactory to Landlord (as provided in Section 6.02(b) hereof), shall be willing to write and continue such insurance.

            (f) Each Insurance Policy and each certificate or memorandum therefor issued by the insurer shall contain, as applicable (i) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay Landlord or any Mortgagee the amount of any loss sustained, (ii) an agreement by the insurer that such policy shall not be cancelled or modified without at least thirty (30) days' prior written notice to Landlord and each Mortgagee, and (iii) a waiver of subrogation by the Insurer of any right to recover the amount of any loss resulting from the negligence of Landlord or its agents, employees or licensees to the extent of available Landlord's insurance.

            (g) Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease, and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, the Premises occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

            (h) Each of Landlord and Tenant hereby waives any and every claim for recovery from the other for any and all loss or damage to the Land or the Building or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or their respective agents or employees, which loss or damage is insured pursuant to this Lease by valid and collectible insurance policies and then only to the extent of the proceeds collected or collectible under such insurance policies; provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage; provided further, that Landlord and Tenant each agree to give written notice of the terms of this mutual waiver to each insurance company which has issued, or in the future may issue, policies of physical damage to it, and to have said insurance policies properly endorsed to prevent the invalidation of said insurance coverage by reason of said waiver and provided further that such insurance company waives all rights of subrogation which it might have against Landlord or Tenant, as the case may be.

      6.03 Blanket or Umbrella Policy. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises covered therein.

      6.04 Loss Deductibles. As of the date hereof, Tenant's current loss deductibles are $1,000,000. Notwithstanding the foregoing to the contrary, Tenant shall reduce its loss deductibles to comply with the requirements from time to time of Landlord's mortgagees so long as such requirements permit loss deductibles of not less than $100,000. Notwithstanding the immediately preceding sentence, all insurance provided for under Section 6.01 may contain loss deductible clauses in such amounts as Landlord from time to time reasonably shall approve, except that Landlord shall not require that Tenant carry loss deductibles less than the loss deductibles then being carried for properties located in or near Kentwood, Michigan similar to the Premises in use, size and age.

      6.05 Definition of "Depositary". As used in this Lease, "Depository" shall mean a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually or in a fiduciary capacity), a pension or retirement fund, an insurance company organized and existing under the laws of the United States or any state thereof, a real estate investment trust existing in compliance with Sections 856 through 860 of the Internal Revenue Code of 1986, as amended; provided, that each of the above entities shall qualify as Depositary within the provisions of this definition only if it shall be qualified to do business in the State of Michigan and has assets of not less than $50 million.

                                    ARTICLE 7
                               RETURN OF PREMISES

      7.01 Surrender of Possession. At the termination of this Lease by lapse of time or otherwise, or upon termination of Tenant's right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and, subject to the following paragraph, shall return the Premises and fixtures therein to Landlord in as good condition as when Tenant originally took possession reasonable wear and tear excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

      7.02 Installations and Additions. All additions, partitions, light fixtures, fixtures, whether placed there by Tenant or Landlord (other than of the type specifically excluded by Exhibit A) and Improvements, whether temporary or permanent, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the additions, partitions, light fixtures, fixtures and Improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand, unless Landlord, at the time Tenant requests Landlord's consent for the installation of the Improvements, advises Tenant in writing that, upon expiration or earlier termination of this Lease, Tenant shall not be obligated to remove such Improvements. At the sole option of Landlord, Tenant shall leave in place any floor covering without compensation to Tenant, or Tenant shall remove any floor covering, other than factory floor coatings bonded to such floor, and shall remove all fastenings, paper, glue, bases or other vestiges and restore the floor surface to its previous condition, or shall pay to Landlord upon demand the cost for restoring the floor surface to such condition.

      7.03 Trade Fixtures and Personal Property. Tenant also shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant's right of possession, whichever is earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 16.06 shall apply and Tenant shall pay to Landlord upon demand the cost of removal and of restoring the Premises.

      7.04 Survival. All obligations of Tenant under this Article shall survive the expiration of the Term or earlier termination of this Lease.

                                   ARTICLE 8
                                  HOLDING OVER

      Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord two hundred percent (200%) of the amount of the Base Rent then applicable to the final Lease Year of the Term (or the highest amount permitted by law, whichever shall be less) prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages, consequential and otherwise, sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 7). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of this Lease, Landlord may serve notice advising Tenant of the amount of the Base Rental and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal rights contained in this Lease or any amendments hereto).

                                   ARTICLE 9
                         CONDITION AND CARE OF PREMISES

      9.01 As-Is Condition. Tenant acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to the condition thereof.

      9.02 Tenant's Obligations. Tenant shall take good care of the Premises, Building, Building fixtures, and the Improvements, including, without limiting the generality of the foregoing, roofs, foundations and appurtenances thereto, all mechanical, electrical, plumbing, and heating, air-conditioning and ventilation systems located in or otherwise serving the Building, all sidewalks, vaults, sidewalk hoists and curbs in front of or adjacent to the Premises, and all water, sewer and gas connections, pipes and mains which service the Premises and which neither any public authority nor a utility company is obligated to repair and maintain, and shall put, keep and maintain the Building and the other Improvements in good and safe order and working condition, and make all repairs therein and thereon, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the same in good and safe order and working condition and to comply with all applicable laws, howsoever the necessity or desirability therefor may occur, and whether or not necessitated by wear and tear, obsolescence or defects, latent or otherwise. The necessity and adequacy of repairs made shall be measured by standards which are appropriate for buildings of similar age, construction and use. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage or injury to the Premises. When used in this Lease, the term "repairs" shall include all alterations, additions, installations, replacements, removals, renewals and restorations. All repairs made by Tenant shall be at least equal in quality and class to the original work and shall be made in compliance with all Requirements, as then in force.

      9.03 Landlord Not Obligated. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises, nor shall Landlord have any duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, the Building or any other Improvement presently or hereafter located on the Land. Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, including any Building or any other Improvement.

                                   ARTICLE 10
                           RIGHTS RESERVED TO LANDLORD

      10.01 Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease and, except in the event an emergency which represents a hazard to persons or property, with reasonable prior notice and when inside the Building, accompanied at all times by a representative of Tenant:

            (a) To exhibit the Premises at reasonable hours, subject to Tenant's reasonable restrictions if the Premises are being exhibited to anyone involved with, or associated with, a business that competes with Tenant's business;

            (b) To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises;

            (c) To enter the Premises at reasonable hours for reasonable purposes, including inspection, with reasonable prior notice and accompanied at all times by a representative of Tenant, except in the event of an emergency; and

            (d) To make any repairs in and about the Building.

The foregoing right of Landlord to have access to the Premises shall be subject to reasonable restrictions imposed by Tenant to protect Tenant against entry onto the Premises by Tenant's business competitors.

                                   ARTICLE 11
                                   ALTERATIONS

      Tenant shall not make, without the prior written consent of Landlord, any alterations, additions or improvements to the Premises; provided, however, Landlord's prior consent shall not be required if such alteration (i) is a non-structural alteration which does not affect any systems of the Building and
(ii) will cost, for any one such alteration, less than $50,000. Landlord shall not unreasonably withhold such consent, and Landlord shall be deemed to have consented to any request by Tenant for a consent, if Landlord does not respond to such request within fourteen (14) days thereafter, provided that Tenant shall have first furnished to Landlord for approval plans and specifications, names and addresses of contractors, copies of contracts, and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form, substance and amount as may be satisfactory to Landlord. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with necessary permits and licenses and appropriate evidence of Tenant's ability to pay for such work and materials in full, and if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require. All alterations, additions and improvements shall be installed in a good, workmanlike manner and only new, high-grade materials shall be used. Tenant further agrees to hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions or improvements. Before commencing any work in connection with such alterations, additions or improvements, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or may be connected in any way with said alterations, additions or improvements. Tenant shall permit Landlord to supervise construction operations in connection with the foregoing work if Landlord requests to do so. Tenant shall pay the cost of all such alterations, additions and improvements, as well as the cost of decorating the Premises occasioned by such alterations, additions and improvements, including the cost of labor and materials. Upon completing any alterations, additions or improvements, Tenant shall furnish Landlord with contractors' affidavits in form required by law, and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations, additions and improvements shall comply with all insurance requirements and with all city and county ordinances and regulations and with the requirements of all state and federal statutes and regulations.

                                   ARTICLE 12
                            ASSIGNMENT AND SUBLETTING

      12.01 Assignment and Subletting. Without the prior written consent of Landlord in each instance, Tenant shall not (a) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (b) allow to exist or to occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Article 4 of this Lease or by anyone other than Tenant, Tenant's employees and any Tenant Successor (as hereinafter defined) that has a net worth (including intangible net worth) equal to or greater than the net worth of the original Tenant as of the date of this Lease or the date of such assignment or sublet, whichever is greater. Landlord has the absolute right to withhold its consent as provided in Section 12.05 below. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. As used herein, the term "Tenant Successor" shall mean any entity (y) which results from a merger or consolidation with the original Tenant under this Lease or (z) which acquires all or substantially all of the assets of the original Tenant under this Lease for a legitimate business purpose.

      12.02 Rentals Based on Net Income. Without limiting the generality of the foregoing provisions of this Article, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

      12.03 Tenant to Remain Obligated. Consent by Landlord to any assignment, subletting, use, occupancy or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder, or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy. Tenant shall pay all of Landlord's costs, charges and expenses, including attorneys' fees, incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant.

      12.04 Tenants Notice; Landlord's Right to Terminate. Tenant shall advise Landlord, by written notice, of its intention from, on and after a stated date (which date shall not be less than sixty (60) days after the date of Tenant's notice) to assign this Lease or to sublet any part or all of the Premises for the balance of any part of the Term. If at any time Tenant sends notice to Landlord of a prospective assignment or a sublease, the effect of which would result in more than fifty percent (50%) of the rentable square footage of the Premises to be subject to one or more subleases, Landlord shall have the right, to be exercised by Landlord giving written notice to Tenant within thirty (30) days after receipt by Landlord of Tenant's notice, to recapture all of the Premises (in the case of a proposed assignment) or any part of the Premises described in Tenant's notice (in the case of a proposed sublease) and such recapture notice, if given, shall terminate this Lease (in the case of a proposed assignment) or that portion of the Premises described in Tenant's notice (in the case of a proposed sublease) as of the date stated in Tenant's notice. Tenant's notice shall state the name and address of the proposed subtenant or assignee, and a true and complete copy of the proposed sublease or assignment and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice. If Tenant's notice covers all of the space hereby demised, and if Landlord gives the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire on the date stated in Tenant's notice as fully and completely as if that date had been definitely fixed herein for the expiration of the Term. If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, Base Rent and Tenant's Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect.

      12.05 Landlord's Consent. Subject to Landlord's rights to terminate pursuant to Section 12.04, Landlord will not withhold its consent unreasonably to Tenant's assignment of this Lease or Tenant's subletting the space covered by its notice. Landlord shall not be deemed to have withheld its consent unreasonably to a sublease of part or all of the Premises or an assignment of this Lease if its consent is withheld because: (a) Tenant is then in default hereunder; (b) any notice of termination of this Lease or termination of Tenant's possession is given under Article 16; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress thereto and egress therefrom and the proposed use thereof, and the remaining portion of the Premises will violate any city, stale or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (d) the proposed use of the Premises by the subtenant or assignee does not conform with the use permitted by Article 4; (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; or (f) the proposed subtenant or assignee is a government or a government agency; Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar to or dissimilar from to the foregoing examples.

      12.06 Profits. If Tenant, having first obtained Landlord's consent to any sublease or assignment, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, assigns this Lease or sublets the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent any such excess rent or other monetary consideration immediately upon receipt under any such assignment or, in the case of a sublease, (a) on the first day of each month during the term of any sublease the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet) and (b) immediately upon receipt thereof, any other consideration realized by Tenant from such subletting; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant assigns this Lease or sublets the Premises or any part thereof at a rental less than that provided for herein.

      12.07 Assignee to Assume Obligations. If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant subleases the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

      12.08 Change of Control. Notwithstanding anything to the contrary in this Article, if, during the Term of this Lease, the ownership of the shares of stock which constitute control of Tenant changes other than by reason of gift or death, then Tenant shall notify Landlord of such change within five (5) days thereof, whereupon Landlord, at its option, may terminate this Lease within sixty (60) days after Landlord is notified of such change by giving Tenant written notice of said termination at least sixty (60) days prior to the date of termination stated in the notice; provided, however, Landlord shall have no right to terminate this Lease if, upon a change of control, the net worth (including intangible net worth) of the Tenant or any guarantor of the then remainder of this Lease is at least equal to the greater of Tenant's net worth (including intangible net worth) on (a) the Commencement Date or (b) the day immediately preceding a change of control. If Tenant is a general or limited partnership and if during the Term of this Lease, the ownership of the partnership interests which constitute control of Tenant changes other than by reason of gift or death, the provisions hereinabove set forth relating to a Tenant which is a corporation which is not publicly traded shall apply and references to ownership of stock shall be deemed to refer to ownership of partnership interests in said partnership. The term "control" as used herein means the power, directly or indirectly, to direct or to cause the direction of the management or policies of Tenant.

                                   ARTICLE 13
                  WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

      13.01 Waiver of Certain Claims; Indemnity by Tenant.

            (a) Except as otherwise required under law, but in all events, subject to the mutual waiver of claims and subrogation set forth in this Lease, Landlord and other Indemnified Parties (as hereinafter defined) shall not in any event whatsoever be liable for any injury or damage to Tenant or to any other Person happening in, on or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant or any other Person which may be caused by any fire or breakage or by any other cause whatsoever or by the use, misuse or abuse of the Building (including, but not limited to, any of the common areas within the Building, and the other improvements, equipment serving the Building, elevators, hatches, openings, installations, stairways, hallways or other common facilities) or the streets or sidewalk area within the Premises or which may arise from any other cause whatsoever.

            (b) Landlord and other Indemnified Parties shall not be liable to Tenant or to any other Person for any failure of water supply, gas, telephone or electric current, nor for any injury or damage to any property of Tenant or of any other Person or to the Premises caused by or resulting from gasoline, oil, steam, gas or electricity or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain, sleet, ice or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises, or leakage of gasoline or oil from pipes, storage tanks, appliances, sewers or plumbing works therein, or from any other place or from any other cause, nor for interference with light or other incorporeal hereditaments by anybody, or caused by any public or quasi-public work.

      13.02 Tenant Responsible for Personal Property. All personal property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

      13.03 Indemnification.

            (a) Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damage to persons or property, or to any liability by reason of any violation of law or of any laws, and shall exercise such control over the Premises so as to fully protect Landlord against any such liability. Tenant shall indemnify and save Landlord and any agent, beneficiary, contractor, director, employee, lessor, mortgagee, officer, parent, partner, shareholder and trustee of Landlord (each an "Indemnified Party") harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers', architects' and attorneys' fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Indemnified Party by reason of any of the following occurring during or after (but attributable to a period of time falling within) the Term:

                  (i) any demolition or razing or construction of the Building or any other work or thing done in, on or about the Premises or any part thereof;

                  (ii) any use, nonuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof or of any sidewalk, curb or vault adjacent thereto;

                  (iii) any act or failure to act on the part of Tenant or any Subtenant or any of its or their respective officers, agents, employees or licensees;

                  (iv) any accident, injury (including death at any time resulting therefrom) or damage to any person or property occurring in, on or about the Premises or any part thereof or in, on or about any sidewalk, curb or vault adjacent thereto;

                  (v) any failure on the part of Tenant to pay the Base Rental or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on Tenant's part to be performed or complied with;

                  (vi) any lien or claim which may be alleged to have arisen against or on the Premises, or any lien or claim which may be alleged to have arisen out of this Lease and created or permitted to be created by Tenant against any assets of Landlord under any law, or any liability which may be asserted against Landlord with respect thereto;

                  (vii) any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in any subleases or other contracts and agreements affecting the Premises on Tenant's part to be kept, observed or performed; and

                  (viii) any contest permitted pursuant to the provisions of
Article 3 hereof.

            (b) The obligations of Tenant under this Article 13 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

            (c) If any claim, action or proceeding is made or brought against any Indemnified Party against which it is indemnified pursuant to this Section 13.03, then, upon demand by Landlord, Tenant shall resist or defend such claim, action or proceedings in Landlord's name, if necessary, by the attorneys for Tenant's insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld or delayed. The foregoing notwithstanding, Landlord may engage its own attorneys to defend it or to assist in its defense, and Tenant shall pay the reasonable fees and disbursements of such attorneys.

            (d) The provisions of this Section 13.03 shall survive the Expiration Date with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any matter which is the subject of indemnification under this Section 13.03.

      13.04 Landlord's Liability. Notwithstanding anything contained in the foregoing, Landlord shall not be released from, nor shall Tenant indemnify Landlord against, any liability arising out of facts, events or circumstances unrelated to the Premises, the Building, this Lease, or any of the parties' respective rights, obligations or activities with respect to this Lease.

                                   ARTICLE 14
                       USE OF CASUALTY INSURANCE PROCEEDS

      14.01 Tenant's Obligation to Restore. If all or any part of the Improvements shall be destroyed or damaged in whole or in part by fire or other casualty (whether or not insured) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall give Landlord immediate notice thereof (except with respect to partial damage the reasonably estimated cost of repair of which shall be less than $100,000), and Tenant, whether or not such damage or destruction shall have been insured or insurable, and whether or not insurance proceeds, if any, shall be sufficient for the purpose, and whether or not the Leasehold Mortgagee shall permit such insurance proceeds to be used for such repairs, alterations, restorations, replacements and rebuilding (collectively, "Restoration"), with reasonable diligence (subject to Unavoidable Delays) shall repair, alter, restore, replace and rebuild (collectively, "Restore") the same, at least to the extent of the value and as nearly as practicable to the character of the Improvements existing immediately prior to such occurrence, and Landlord, in no event, shall be called upon to Restore the Improvements, as now or hereafter existing, or any portion thereof or to pay any of the costs or expenses thereof. If Tenant shall fail or neglect to Restore with reasonable diligence (subject to Unavoidable Delays) the Improvements or the portion thereof damaged or destroyed, or, having so commenced such Restoration, shall fail to complete the same with reasonable diligence (subject to Unavoidable Delays) in accordance with the terns of this Lease, Landlord may complete such Restoration at Tenant's expense. Upon Landlord's electron to so complete the Restoration, Tenant immediately shall pay to Landlord all insurance proceeds which shall have been received by Tenant, minus those amounts, if any, which Tenant shall have applied to the Restoration, and if such sums are insufficient to complete the Restoration, Tenant, on demand, shall pay the deficiency to Landlord. Each Restoration shall be done in accordance with the provisions of this Lease.

      14.02 Payment for Restoration. Subject to the provisions of Section 14.03, Depository shall pay over to Tenant from time to time, upon the following terms, any monies which may be received by Depositary from insurance provided by Tenant (other than rent insurance) (collectively, the "Restoration Funds"); provided, however, that Depositary, before paying such monies over to Tenant, shall be entitled to reimburse itself and Landlord therefrom to the extent, if any, of the expenses paid or incurred by Depository or Landlord in the collection of such monies. Depositary shall pay to Tenant the Restoration Funds for the purpose of Restoration to be made by Tenant to Restore the Improvements to a value which shall be not less than the value prior to such fire or other casualty. Such Restoration shall be done in accordance with, and subject to, the provisions of Article 11, including, without limitation, the maintenance of the insurance coverage referred to in Article 11. Prior to the making of any Restoration (except with respect to partial damage, the reasonably estimated cost of Restoration of which shall be less than $100,000), Tenant shall furnish Landlord with an estimate of the cost of such Restoration (the "Estimate"), prepared by a licensed professional engineer or registered architect approved by Landlord, which approval shall not be unreasonably withheld or delayed. The Restoration Funds shall be paid to Tenant from time to time thereafter in installments as the Restoration progresses upon application to be submitted from time to time by Tenant to Depository and Landlord showing the cost of work, labor, services, materials, fixtures and equipment incorporated in the Restoration, or incorporated therein since the last previous application, and paid for by Tenant or then due and owing. If any vendors', mechanics', laborers', or materialmen's lien is filed against the Premises or any part thereof, Tenant shall not be entitled to receive any further installment until such lien is satisfied or otherwise discharged. The amount of any installment to be paid to Tenant shall be such proportion of the total Restoration Funds as the cost of work, labor, services, materials, fixtures and equipment theretofore incorporated by Tenant into the Restoration bears to the Estimate, less (a) all payments heretofore made to Tenant out of the Restoration Funds, and (b) ten percent (10%) of the amount so determined. Upon completion of and payment for the Restoration by Tenant, the balance of the Restoration Funds shall be paid over to Tenant, subject to the rights of any Mortgagee named as an insured. If the Estimate (i) is equal to or greater than $100,000, and (ii) exceeds the insurance proceeds received by Depositary, then, prior to the commencement of such Restoration or thereafter if at any time it is reasonably determined by Landlord that the cost to complete the Restoration exceeds the unapplied portion of such insurance proceeds, Tenant shall from time to time immediately deposit with Depositary a bond, cash, irrevocable letter of credit or other security reasonably satisfactory to Landlord in the amount of such excess, to be held and applied by Depositary in accordance with the provisions of this Section 14.02, as security for the completion of the work, free of public improvement, vendors', mechanics', laborers' or materialmen's statutory or other similar liens. If Landlord makes the Restoration at Tenant's expense, as provided in Section 14.01, then, as provided above with respect to Tenant, Depositary shall pay over the Restoration Funds to Landlord, from time to time, upon Landlord's application accompanied by a certificate containing the statements required under clauses (i), (ii) and (iii) of Section 14.03(a), to the extent not previously paid to Tenant pursuant to this Section 14.02, and Tenant shall pay to Depositary, on demand, any sums which Landlord certifies to be an estimate of the amount necessary to complete the Restoration, less the undisbursed Restoration Funds.

      14.03 Conditions to Payment of Proceeds. The following shall be conditions precedent to each payment made to Tenant as provided in Section 14.02 above:

            (a) There shall be submitted to Depositary and Landlord the certificate of the engineer or architect referred to in Section 14.02 hereof stating (i) that the sum then requested to be withdrawn either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished work, labor, services, materials, fixtures or equipment for the work and giving a brief description of such work, labor, services, materials, fixtures or equipment and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant; (iii) that the sum then requested does not exceed ninety percent (90%) of the cost of the work, labor, services, materials, fixtures and equipment described in the certificate; (iv) that the balance of the Restoration Funds held by Depositary will be sufficient, upon completion of the Restoration, to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion; and (v) appropriate sworn statements and lien waivers (which comply with the mechanics' lien laws of the State of Michigan) from all Persons receiving payment under such draw;

            (b) There shall be furnished to Depositary a date-down endorsement, or a similar certificate of a title insurance company reasonably satisfactory to Depositary, showing that there are no vendors', mechanics', laborers' or materialmen's or other liens affecting the Premises or any part thereof in connection with work done, authorized or incurred at or relating to the Premises which had not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn; and

            (c) At the time of making such payment, there is no Default on the part of Tenant under this Lease, which has not been cured.

      14.04 No Abatement of Rent. This Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of the Building or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises or any part thereof; and Tenant's obligations hereunder, including, without limitation, the payment of Rent hereunder, shall continue as though the Improvements had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.

      14.05 Mortgagee's Application Of Insurance Proceeds. Notwithstanding anything contained in the Lease to the contrary, in the event (i) all or any part of the Improvements shall be destroyed or damaged in whole or in part by fire or other casualty, and monies are received as a result of such damage or destruction from Insurance provided by Tenant (the "Proceeds") and (ii) Landlord is required by its Mortgagee to use such Proceeds to pay down any debt from Landlord to such Mortgagee, then Landlord shall make available to or for the benefit of Tenant for Restoration, in accordance with Article 14, an amount equal to the Proceeds so that the such amount constitutes Restoration Funds; provided, however Tenant shall be entitled to such amount so long as the following conditions are satisfied:

      1.    No Default has occurred and remains uncured;

      2.    The Lease remains in full force and effect, and

      3. Tenant shall not have exercised any right of termination contained herein; and Tenant agrees in writing to diligently pursue the Restoration to completion in accordance with Article 14.

                                   ARTICLE 15
                                 EMINENT DOMAIN

      15.01 Complete Condemnation. If the entire Premises or Building or a substantial part thereof is taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of (i) the date when the possession of the part so taken is required for such use or purpose or (ii) the effective date of the taking. Landlord and Tenant shall each be entitled to receive such separate awards as may be allocated to their respective interests in any such proceedings, including in the case of Tenant any award made to it for depreciation to or loss of and cost of removal of furniture, fixtures, equipment and inventory; provided that Tenant shall not be entitled to any portion of any award, regardless of the value of Tenant's leasehold interest, the effect of which would be to reduce the aggregate award properly claimed by and allocable to Landlord and instead, Landlord shall be entitled to such award to the extent of such reduction. Termination of this Lease pursuant to its provisions shall not affect the rights of the respective parties of such awards. If any condemnation proceeding is instituted in which it is sought to take or damage any part of the Improvements, the taking of which, in Landlord's opinion, would prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Improvements is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to remodel the Improvements to conform to the taking, damage or changed grade, unless Tenant agrees in writing to undertake satisfaction of conditions, Landlord shall have the right to terminate this Lease upon not less than ninety
(90) days' notice prior to the date of termination designated in the notice. In either of these events, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of termination, and Tenant shall have no right to share in the condemnation award, whether for a total or partial taking, for loss of Tenant's leasehold or improvements or other loss or expenses or in any judgment for damages caused by the change of grade.

      15.02 Partial Condemnation. In the event only a part of the Premises is condemned and the remaining part thereof, in the reasonable opinion of Landlord and Tenant, remains reasonably suitable for the continuation of the business then being conducted thereon, this Lease shall, as to the part so condemned, terminate on the date of Condemnation, and the Base Rent shall thereupon be reduced in the same proportion that the number of square feet of the Premises so taken bears to the original number of square feet of the Premises. Landlord and Tenant shall each be entitled to receive such separate awards as may be allocated to their respective interests in any such proceedings, including in the case of Tenant any award made to it for depreciation to or loss of and cost of removal of furniture, fixtures, equipment and inventory; provided that Tenant shall not be entitled to any portion of any award, regardless of the value of Tenant's leasehold interest, the effect of which would be to reduce the aggregate award property claimed by and allocable to Landlord and instead, Landlord shall be entitled to such award to the extent of such reduction.

      15.03 Condemnation Near Termination. In the event only a part of the Premises is condemned within eighteen (18) months of the end of the Term or a renewal Term hereof, as the case may be, this Lease shall, as to the part so condemned, terminate on the date of Condemnation, and the Base Rent shall thereupon be reduced in the same proportion that the number of square feet of the Premises so taken bears to the original number of square feet of the Premises, and the balance of this Lease shall, at the election of Tenant, terminate on a date during the remaining Term which is provided to Landlord in writing by Tenant.

                                   ARTICLE 16
                                     DEFAULT

      16.01 Events of Default. The occurrence of any one or more of the following matters constitutes a default (each, a `Default") by Tenant under this
Lease:

            (a) Failure by Tenant to pay any Rent within five (5) days after notice of failure to pay the same on the due date;

            (b) Failure by Tenant to pay, within five (5) days after notice of failure to pay on the due date from Landlord to Tenant, any other moneys required to be paid by Tenant under this Lease;

            (c) Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Article 12;

            (d) Failure by Tenant to cure, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

            (e) Failure by Tenant to observe or to perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant;

            (f) Failure by Tenant to observe or to perform any covenant, agreement, condition or provision of any other agreement relating to the Premises or any other agreement between either Tenant, any guarantor or Tenant Successor, and Landlord, including, without limitation, that certain Lease dated of even date for the property commonly known as 1511 George Brown Drive, Marshall, Michigan;

            (g) The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing, unless Tenant, in good faith, commences a contest of such filing within such ten (10) day period and diligently pursues such contest until released and provides Landlord with a bond or title indemnity from title company approved by Landlord;

            (h) If Tenant vacates or abandons the Premises and, the Premises continue to be vacated or abandoned for more than one hundred eighty (180) days;

            (i) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

            (j) A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or

            (k) Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted (i) by Tenant or
(ii) against Tenant and are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution.

      16.02 Rights and Remedies of Landlord. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and which shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

            (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all rights, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

            (b) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

            (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

      16.03 Right to Re-Enter. If Landlord exercises either of the remedies provided for in Sections 16.02(a) or (b), Tenant shall surrender possession and vacate the Premises and shall deliver immediately possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

      16.04 Current Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Rent Adjustments and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of

Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant shall pay upon demand the cost of all the foregoing together with Landlord's expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum, including Base Rent and Rent Adjustments, which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting. Notwithstanding the foregoing, Landlord shall use reasonable efforts to mitigate the damages suffered by Tenant hereunder.

      16.05 Final Damages. If this Lease is terminated by Landlord as provided in Section 16.02(a), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the unamortized portion of any alterations installed by Landlord pursuant to this Lease or any work letter, (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 2 of this Lease or elsewhere herein and the amount projected by Landlord to represent Rent Adjustments for the remainder of the Term pursuant to Article 3 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a five percent (5%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (c) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord has sustained as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

      16.06 Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord in no event shall be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property as long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

      16.07 Attorneys' Fees. Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Tenant's obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

      16.08 Assumption or Rejection in Bankruptcy. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

                                   ARTICLE 17
                                  SUBORDINATION

      17.01 Subordination. Landlord has executed and delivered and may execute and deliver hereafter from time to time a mortgage or trust deed in the nature of a mortgage, both being hereinafter referred to as a "Mortgage," against the Land and Improvements or any interest therein. If requested by the mortgagee or trustee under any Mortgage (both being hereinafter referred to as a "Mortgagee"), Tenant will either (a) subordinate its interest in this Lease to said Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) make certain of Tenant's rights and interest in this Lease superior thereto; and Tenant will execute and deliver such agreement or agreements promptly, as may be reasonably required by such mortgagee or trustee under any Mortgage; provided that, as a condition to subordinating its rights and interests under this Lease to any mortgage or trust deed, Tenant shall be entitled to require Mortgagee to enter into a customary non-disturbance and attornment agreement with Tenant, which agreement shall be in form as agreed to by said Mortgagee. If Tenant fails to execute such agreement or agreements as aforesaid for more then ten (10) days following a request thereof, Landlord shall be entitled to execute same as Tenant's attorney-in-fact without any further action on the part of the Tenant.

      17.02 Liability of Mortgagee; Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, (i) the Mortgagee (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), or (z) bound by any prepayment of Base Rent which Tenant may have made In excess of the amounts then due for the next succeeding month, (ii) the liability of the Mortgagee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and
(iii) upon request of the Mortgagee, if the Mortgage is foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect to any material extent the rights of

Landlord, and this Lease shall not be cancelled or surrendered, without the prior written consent, in each instance, of the Mortgagee.

      17.03 Modification Required by Mortgagee. Should any prospective Mortgagee require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder (e.g., changes to notice provisions, correction of administrative omissions, etc.). Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

      17.04 Short Form Lease. Should any prospective Mortgagee require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises, and the term of this Lease) or a certification from Tenant concerning this Lease in such form as may be required by a prospective mortgagee, Tenant agrees to promptly execute such short form of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor.

                                   ARTICLE 18
                              MORTGAGEE PROTECTION

      Tenant agrees to give the Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise, of the address of such Mortgagee. Tenant further agrees that if Landlord has failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is pursuing diligently the remedies or steps necessary to cure or correct such default), then the Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee has commenced within such thirty (30) days and is pursuing diligently the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

                                   ARTICLE 19
                              ESTOPPEL CERTIFICATE

      Tenant agrees that from time to time upon not less than ten (10) days' prior request by Landlord, or the holder of any Mortgage or any ground lessor, Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord or to the Mortgagee or ground lessor, a statement in writing signed by Tenant certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease or, if not true, identifying such payments; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be required by Landlord in connection with the sale or other transfer of the Premises or portion thereof, or by the Mortgagee or ground lessor.

                                   ARTICLE 20
                                 RENEWAL OPTIONS

      Landlord agrees that, so long as no Default has occurred and Tenant gives Landlord the prior written notice hereinafter described, Tenant shall have, and it is hereby granted, two (2) successive options to extend the Term for a period of ten (10) years on each option (individually, an "Option Period", and jointly, the "Option Periods"), such Option Period to begin respectively upon the expiration of the initial fifteen (15) year Term of this Lease or the prior Option Period, as the case may be. All of the terms, covenants and provisions of this Lease shall apply to each Option Period, except that Base Rent for each of the Option Periods shall be as set forth in Exhibit B hereto, payable in equal monthly installments as Monthly Base. In order to exercise such options to extend, Tenant shall give Landlord notice of such exercise no later than three hundred sixty-five (365) days prior to the end of the initial fifteen (15) year Term of this Lease or the prior Option Period, as the case may be. Upon the failure of Tenant to exercise one or either of the options herein, and, in any event, upon expiration of the second of such Option Periods, Tenant shall have no further or additional right to renew or extend the Lease.

                                   ARTICLE 21
                                    NONWAIVER

      No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord's rights under Article 8, it is agreed that no receipt of monies by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 22
                       TENANT - CORPORATION OR PARTNERSHIP

      In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof and (b) if Landlord so requests, it shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. In case, at any time during the Term or renewal thereof, Tenant becomes a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformance with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. Also, it is agreed that each and every present and future partner in Tenant shall be and shall remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord has consented in writing to such release.

                                   ARTICLE 23
                               REAL ESTATE BROKERS

      Tenant represents that Tenant has not dealt with any broker, agent, or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, liability and expense, including reasonable attorneys' fees, arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its having introduced Tenant to the Premises or having participated in the negotiation with Tenant of this Lease.

                                   ARTICLE 24
                                     NOTICES

      All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to Tenant at 4070 East Paris Ave., Kentwood, Michigan 49512, Attention: Chief Financial Officer. Notices to or demands upon Landlord shall be addressed to Landlord at c/o Bradley Associates, 225 North Michigan Avenue, 11th Floor, Chicago, Illinois 60601, Attention: Sherwin Jarol. Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service or (c) upon deposit in the United States mails, if mailed or by facsimile on the first business day after transmission if to Landlord at
(312)819-5410 and if to Tenant to (616) 698-6876. Either party may change its address or facsimile number for receipt of notices by giving notice of such change to the other party in accordance herewith. Notices and demands from Landlord to Tenant may be signed by Landlord, its beneficiaries, the managing agent for the Real Property or the agent of any of them. Notices from Tenant must be signed by an officer of Tenant.

                                   ARTICLE 25
                               HAZARDOUS MATERIALS

      25.01 Defined Terms.

            (a) "Claim" shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and
(iii) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

            (b) "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section

4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 4 2 U .S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and the Environmental Protection Act of Illinois ("IEPA"), Ill. Rev. Stat. ch. 111 1/2, para. 1001 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

            (c) "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

            (d) "Manage" or "Management" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

            (e) "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

            (f) "Response" or Respond" shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

      25.02 Tenant's Obligations with Respect to Environmental Matters. During the Term, (i) Tenant shall materially comply at its sole cost and expense with all Environmental Laws; (ii) Tenants shall not Manage, or authorize the Management of, any Hazardous Materials on the Premises, except in the ordinary course of its business, and it shall not install any underground storage tanks, without prior written disclosure to and prior written approval by Landlord;
(iii) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (iv) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the Premises except in material compliance with Environmental Laws; and (vii) Tenant shall arrange at its sole cost and expense for the lawful transportation and off-site disposition in material compliance with all applicable Environmental Laws, of all Hazardous Materials that it generates.

      25.03 Copies of Notices. During the term of this Lease, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information, inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other written communications from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency, or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises;
(ii) the imposition of any lien on the Premises; (iii) any actual or alleged violation of, or responsibility under, any Environmental Laws at, or concerning, the Premises; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort at, or concerning, the Premises, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity.

      25.04 Landlord's Right to Inspect. Upon three business days' advance written notice, Landlord and Landlord's employees shall have the right to enter the Premises and conduct appropriate inspections for the purpose of determining Tenant's compliance with Environmental Laws. Tenant agrees to cooperate with such investigations by providing any relevant information requested by Landlord.

      25.05 Tests and Reports. Within ten (10) days of Tenant's receipt of a written request by Landlord, Tenant shall provide Landlord with (i) copies of all environmental reports and tests obtained by Tenant; (ii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; and (iii) copies of any and all reports, notifications, and other filings made by Tenant relating to the Premises to any federal, state, or local environmental authorities or agencies under the Environmental Laws.

      25.06 Tenant's Obligation to Respond. If Tenant's Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (ii) causes a threat to, or endangers, the public health; or (iii) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take reasonable action in response so as to comply with applicable Environmental Laws and make reasonable good faith efforts to defend against, mitigate, eliminate or avoid any liability claim with respect thereto.

      25.07 Landlord's Right to Act. In the event that Tenant shall fail to comply with its obligations under Section 25.06 of this Lease after being notified of such failure in writing by Landlord, Landlord shall have the right (but not the obligation), no less than ten days after providing such written notice, to take such reasonable action in response so as to comply with applicable Environmental Laws and/or defend against, mitigate, eliminate or avoid any liability claim with respect thereto.

      25.08 Indemnification. Notwithstanding anything contained in this Lease to the contrary, Tenant shall reimburse, defend, indemnify and hold Landlord, and its beneficiaries, officers, directors, shareholders, employees, and agents, free and harmless from and against any and all Claims, Response costs, losses, liabilities, damages, costs, and expenses, including, without limitation, loss of rental income and reasonable attorneys' fees and costs, arising out of or in any way connected with any or all of the following:

                  (i) any Hazardous Materials which, at any time during the Term, are or were Released or Managed at the Premises (regardless of the location at which such Hazardous Material are now or may in the future be located or disposed of), including but not limited to, any and all (1) liabilities under any common law theory of tort, nuisance, strict liability, ultra hazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material; (2) obligations to take Response; and

                  (ii) any actual or alleged illness, disability, injury, or death of any person; in any manner arising out of or allegedly arisen out of exposure to Hazardous Materials present at the Premises during the term of the Lease, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

                  (iii) any actual or alleged failure of tenant or the Premises at any time and from time to time to comply with all applicable Environmental Laws, whether before or after the effective date of this Lease; and

                  (iv) any failure by tenant to comply with its obligations under this Article 25.

      In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 25 shall survive any termination or expiration of this Lease for a period of five years. This Article 25 provides Landlord's sole recourse against Tenant with respect to the Release or Management of Hazardous Substances at the Premises.

                                   ARTICLE 26
                                SECURITY DEPOSIT

      26.01 Security Deposit. Tenant has deposited with Landlord (or its beneficiary, if Landlord is a land trustee) the sum of Thirty One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($31,666.67) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant Defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of said security deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or becomes obligated to spend as a result of Tenant's Default or to compensate Landlord for any other loss or damage which Landlord may suffer as a result of Tenant's Default. If any portion of said security deposit is to be used or applied, Tenant, within five (5) days after written demand therefor, shall deposit cash with Landlord (or its beneficiary) in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord (or its beneficiary) shall not be required to keep said security deposit separate from its general funds and Tenant shall not be entitled to interest on any security deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, said security deposit or any balance thereof shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration of the Term and Tenant's vacation of the Premises.

      26.02 Transfer of Security Deposit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Building, in the event that such interest is sold, and thereupon Landlord (and its beneficiary, if any) shall be discharged from any further liability with respect to said security deposit.

                                   ARTICLE 27
                        TITLE AND COVENANT AGAINST LIENS

      Landlord's title is and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Building, the Land or against Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to pay and remove same immediately. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or to be placed upon the Premises, the Building or the Land, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 28.08 for amounts owed Landlord by Tenant. Such sums shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

                                   ARTICLE 28
                                  MISCELLANEOUS

      28.01 Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

      28.02 Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing and signed by Landlord.

      28.03 No Option; Irrevocable Offer. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord's beneficiary, if any, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions contained herein, which offer may not be revoked for thirty (30) days after such delivery.

      28.04 Definition of Tenant. The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall be assumed in all cases as though fully expressed in each case. In all cases where there is more than one Tenant, the liability of each shall be joint and several.

      28.05 Definition of Landlord. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Building so that in the event of any assignment, conveyance or sale, once or successively, of said Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attom to the purchaser, grantee or assignee.

      28.06 Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles or Sections.

      28.07 Time of Essence. Time is of the essence of this Lease and of all provisions hereof.


      28.08 Default Rate of Interest. All amounts, including, without limitation, Base Rent and Rent Adjustments, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate of four percent (4%) in excess of the rate of interest announced from time to time by The Northern Trust Bank at Chicago, Illinois, as its prime, reference or corporate base rate, changing as and when said prime, reference or corporate base rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

      28.09 Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

      28.10 Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant.

      28.11 Force Majeure. If Landlord fails to perform timely any of the terms, covenants and conditions of this Lease on Landlord's part to be performed and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure and any time for performance by Landlord provided for herein shall be extended by the period of delay resulting from such cause.

      28.12 Manager Authority. Landlord represents by its execution below, that it has full and complete authority to enter into this Agreement and that this Agreement is binding on each of the owners indicated above. Landlord acknowledges that Tenant is authorized, irrevocably to deal with only Kentwood Marshall LLC, the manager of each of the owners indicated above, with respect to any and all matters involving this Agreement, including with respect to any notice, response, amendment, payment (including any and all rent), receipt, agreement or other, all of which are confirmed as a right of Kentwood Marshall LLC. The rights and responsibilities of Kentwood Marshall LLC may be assigned to any one person, and not more than one person, by providing notice as provided above. Any such notice provided by Kentwood Marshall, LLC shall be effective as indicated therein and shall authorize the Tenant to deal with the assignee only as successor to Kentwood Marshall, LLC and Tenant shall be released and held harmless, jointly and severally, by the persons on whose behalf Kentwood Marshall, LLC has acted from any loss, claim or liability suffered as a result of acting in reliance on such notice.

                                   ARTICLE 29
                         AMERICANS WITH DISABILITIES ACT

      The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility," (2) whether compliance with such requirements is "readily achievable" or "technically infeasible," and (3) whether a given alteration affects a "primary function area" or triggers so-called "path of travel" requirements. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant has prepared or reviewed the plans and specifications for the construction of the Building and has independently determined that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant (Collectively, "Affiliates"), operations of the Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

                                   ARTICLE 30
                             EXCULPATORY PROVISIONS

      It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Building and Land; that Landlord shall have no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein, and that, other than in connection with any unapplied portion of the Security Deposit or escrows deposited in accordance with this Lease, no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually.

                                   ARTICLE 31
                              FINANCIAL STATEMENTS

      Tenant represents that it has provided Landlord with true and complete financial statements (the "Financial Statements") setting forth the financial condition of Tenant as of the date specified in such statements. Upon Landlord's written request, Tenant shall promptly furnish Landlord with a written certification from an executive officer, manager, or partner of Tenant describing in reasonable detail any material adverse change in the financial condition of Tenant from that set forth in the respective Financial Statements or stating that there has been no such change. Upon Landlord's prior written request, Tenant shall also promptly furnish to Landlord such other recent financial statements and other relevant financial information relative to and evidencing Tenant's financial condition, which financial statements and financial information shall be certified as true, correct and complete by an executive officer, manager or partner of Tenant.

                                   ARTICLE 32
                             RIGHT OF FIRST REFUSAL

      32.01 Right of First Refusal. Landlord and Tenant agree that in the event Landlord or its heirs, executors, administrators, successors or assigns desires to sell its entire legal or beneficial interest in the Premises and this Lease, and Landlord or its heirs, executors, administrators, successors or assigns shall have received a bona fide offer ("Third Party Offer"), which the recipient desires to accept, from a third person to purchase the same, Landlord, shall, by written notice (accompanied by a true, correct and complete copy of the Third Party Offer) given to Tenant no later than three (3) days after receipt by Landlord of such Third Party Offer, first offer the Premises, together with Landlord's interest in this Lease, for sale to Tenant or its nominee. Except as hereinafter set forth, such offer shall be at the price and upon the other terms and conditions embodied in the Third Party Offer and as set forth in this Section; provided, however, that if the Third Party Offer includes purchase money financing from Landlord or other deferred payments of the purchase price, then Tenant may only exercise its rights set forth in this Section 32.01 in the event Tenant's creditworthiness is substantially similar to the party making the Third Party Offer or otherwise reasonably satisfactory to Landlord.

      32.02 Election. Tenant shall have five (5) days after receipt by Tenant of said written notice from Landlord in which to deliver to Landlord, or such other offeree, a notice of its election to purchase the offered interest upon the price, terms and conditions set forth in said notice to Tenant, and upon such election to purchase, Landlord and Tenant shall enter into a contract for the purchase of the Premises upon the terms and conditions specified in Landlord's notice and such other terms and conditions as agreed to by the parties. If Tenant elects to purchase the Premises as aforesaid, Landlord, or such other offeree, shall sell its entire interest in the Premises, together with its interest in this Lease, as offered to Tenant, and Tenant shall purchase the same, and Tenant's notice of election shall be accompanied by a payment in the amount, if any, specified as earnest money in the Third Party Offer as communicated to Tenant. The closing of such purchase by Tenant shall occur at the time and place set forth in the Third Party Offer, or as mutually agreed to in writing by Landlord and Tenant, and each party shall deliver such documents and take such action in connection with the closing as is customary in similar commercial real estate transactions, except as otherwise required herein.

      32.03 Termination of Right of First Refusal. If Tenant shall fail to give notice of election to purchase the offered interest accompanied by payment pursuant to this Article 32 or, after giving notice of election to purchase the offered interest, shall fail to perform its obligations pursuant thereto, Landlord, or such other offeree, may sell and convey the offered interest to the third-person offeror upon the terms and conditions contained in the Third Party Offer; provided, however, Tenant shall thereby forfeit its remaining rights to exercise the rights of first refusal granted to it under this Article 32 as to a subsequent sale of the Premises and the Lease by Landlord or such other offeree.

      32.04 No Assignment. The rights granted hereunder shall be personal to Tenant and not assignable and apply only to a sale of the entire interest of Landlord, or such other offeree, or its or their successors or assigns, and shall not apply to any conveyance by Landlord or any transfer of the interest of Landlord in the Premises to (a) a trust established for the benefit of Landlord;
(b) the legal representative of Landlord in the event of death or incompetency of Landlord; (c) a trust, partnership or other entity controlled by Landlord; or
(d) a beneficiary of the estate of Landlord or a legatee or devisee of Landlord.

      32.05 Closing Procedure. If Tenant's option hereunder is exercised, the following closing procedure shall apply:

            (a) The closing date for the sale of the Premises or other offered interest, as applicable, to Tenant shall be such date as set forth in the Third Party Offer. Payment of the purchase price and delivery of the deed (the "Closing") shall be made at the office of Chicago Title Insurance Company (the "Title Company") in Chicago, Illinois, or at such other place as the parties may agree. At the request of either party, the Closing shall be effected through a deed and money escrow, the cost of which escrow shall become equally by Landlord and Tenant. The purchase price shall be payable to Landlord on the Closing date in cash or by certified or cashier's check.

            (b) The conveyance of the Premises shall be made by recordable warranty deed to Tenant (or its designee) sufficient to transfer good and marketable fee simple title to the Premises to Tenant subject only to (i) the lien of current general real estate taxes and special assessments not then due and payable; (ii) any acts or doings caused or suffered by Tenant; (iii) such title exceptions as set forth in the Third Party Offer; and (iv) such other title exceptions as Tenant may then agree in writing to accept ("Permitted Title Exceptions").

            (c) Landlord shall deliver or cause to be delivered to Tenant, not later than twenty (20) days prior to the Closing, as evidence of Landlord's title to the Premises, a commitment for an ALTA Form B owner's title insurance policy (with extended coverage over all general exceptions) in the aggregate amount of the purchase price as provided hereunder and a survey showing no encroachments by or from the Land onto any adjacent property, no encroachments buy or from the Land onto any adjacent property, no encroachments onto the Land by any adjacent property and no violation of any recorded building lines, restrictions or easements affecting the Premises. Such survey shall be dated no more than thirty (30) days prior to the date of Closing and shall be certified to have been made in accordance with minimum standards of the ALTA and ACSM. Such commitment shall be issued by the Title Company, shall name Tenant or its designee as the proposed insured and shall show title to the Premises in Landlord, subject only to (i) the Permitted Title Exceptions, and (ii) other title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed at Closing by the payment of money, but not to exceed the cash portion of the purchase price otherwise payable to Landlord at Closing, and which Landlord shall so remove or cause to be removed concurrently with the Closing. In addition to the foregoing, Landlord shall remove or cause to be removed, concurrently with the Closing, any mortgage and any other related security instrument. Landlord shall pay all premiums, charges and costs incurred in delivering such commitment and survey, and shall pay any state transfer tax incurred in connection with the conveyance to Tenant of title to the Premises. Tenant shall pay any city transfer tax incurred in connection with such conveyance.

      32.06 Termination of Lease Upon Closing. If Tenant's option to purchase the Premises hereunder is exercised, this Lease and all rights hereunder (except for this Section 32.06 and all rights hereunder as otherwise expressly provided in this Lease) shall terminate upon the Closing as provided herein, and all rental due Landlord under this Lease shall be prorated as of the date of Closing.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:                                TENANT:

S. PULITZER KENTWOOD, LLC                AUTOCAM CORPORATION, a Michigan
                                         corporation

By:  KENTWOOD MARSHALL, LLC
Its: Manager                             By: /s/ Warren A. Veltman
                                             ---------------------
                                         Its: Secretary

By:  /s/ Sherwin Jarol
   -----------------------------------
     Sherwin Jarol, Manager

M. PULITZER KENTWOOD, LLC

By:  KENTWOOD MARSHALL, LLC
Its: Manager

By:  /s/ Sherwin Jarol
   -----------------------------------
     Sherwin Jarol, Manager

BLACKWOOD KENTWOOD, LLC

By:  KENTWOOD MARSHALL, LLC
Its: Manager

By:  /s/ Sherwin Jarol
   -----------------------------------
     Sherwin Jarol, Manager

GRIES KENTWOOD, LLC

By:  KENTWOOD MARSHALL, LLC
Its: Manager

By:  /s/ Sherwin Jarol
   -----------------------------------
     Sherwin Jarol, Manager

BRADLEY KENTWOOD, LLC

By:  KENTWOOD MARSHALL, LLC
Its: Manager

By:  /s/ Sherwin Jarol
   -----------------------------------
     Sherwin Jarol, Manager

KENTWOOD MANAGER, LLC

By:  KENTWOOD MARSHALL, LLC
Its: Manager

By:  /s/ Sherwin Jarol
   -----------------------------------
     Sherwin Jarol, Manager

                                    EXHIBIT A

                              DEPICTION OF PREMISES

Kentwood 4070

That part of the SW 1/4, Section 24, T6N, R11W, City of Kentwood, Kent County, Michigan, described as: Commencing at the W 1/4 corner of said Section; thence S87(degree)46'53"E 930.34 feet along the East and West 1/4 line of said Section to the PLACE OF BEGINNING; thence S87(degree)46'53"E 392.31 feet along the East and West 1/4 line of said Section to the West 1/8 line of said Section; thence S0(degree)06'35"E 660.49 feet along said 1/8 line; thence N87(degree)48'20"W
458.61 feet; thence N02(degree)20'47"E 206.62 feet; thence S87(degree)38'50"E
38.0 feet; thence N02(degree)20'47"E 453.61 feet to the place of beginning. Together with easements for ingress and egress as contained in the Agreement and Declaration of Easements recorded in Liber 2707, Page 325.

Also together with other easements, for ingress and egress including as contained in the grant of Easement recorded in Liber 2713, Page 742.

First year rent - $380,000

                               List of Exclusions
        (All personal property associated with Manufacturing operations)

        Item Description                                     Quantity                      Location
        ----------------                                     --------                      --------
800 amp buss ducts                                              6                           Various
Transformers                                                    5                           Various
Roof top Aerocology oil filtration units                       12                           Various
Meridian 1 telephone system units                               2                        Computer Room
Ascom paging system                                             1                        Computer Room
DSX alarm system                                                1                        Computer Room
1/2 ton crane                                                   1                         Bosch Area
Chiller water loops                                             3                         Bosch Area
Starrco portable offices, including air
    handling and dryer units                                    2                      Blackstone Clean
                                                                                          Room, Metal
                                                                                        Inspection Lab

Starrco portable offices, including air
    handling and dryer units                                    2                        Hitachi Area
Starrco portable office                                         1                     Shipping/Receiving
Sullair air compressor and dryer - 125 hpr                      1                       Recycling Area
Sullair air compressor and dryer - 100 hpr                      1                      Maintenance Area
Sullair air compressor and dryer - 75 hpr                       1                         Deburr Area
Clawson oil tanks                                               3                       Recycling Area
Samsco oil evaporator                                           1                       Recycling Area
Chip spinners                                                   2                       Recycling Area
Dust collector                                                  I                     Tool Room (outside)
5 ton crane - bridge and hoist (not rails)                      1                     Shipping/Receiving

                                    EXHIBIT B

                               BASE RENT SCHEDULE

                LEASE YEAR                             ANNUAL BASE RENT                         MONTHLY BASE RENT
Initial Term

             First Lease Year                             $380,000.00                               $31,666.67
             Second Lease Year                            $387,600.00                               $32,300.00
             Third Lease Year                             $395,352.00                               $32,946.00
             Fourth Lease Year                            $403,259.04                               $33,604.92
             Fifth Lease Year                             $411,324.22                               $34,277.02
             Sixth Lease Year                             $419,550.71                               $34,962.56
            Seventh Lease Year                            $427,941.73                               $35,661.81
             Eighth Lease Year                            $436,500.57                               $36,375.05
             Ninth Lease Year                             $445,230.59                               $37,102.55
             Tenth Lease Year                             $454,135.21                               $37,844.60
            Eleventh Lease Year                           $463,217.92                               $38,601.50
            Twelfth Lease Year                            $472,482.28                               $39,373.53
           Thirteenth Lease Year                          $481,931.93                               $40,161.00
           Fourteenth Lease Year                          $491,570.57                               $40,964.22
           Fifteenth Lease Year                           $501,401.99                               $41,783.50

First Extension Period

           Sixteenth Lease Year                           $511,430.03                               $42,619.17
          Seventeenth Lease Year                          $521,658.63                               $43,471.56
           Eighteenth Lease Year                          $532,091.81                               $44,340.99
           Nineteenth Lease Year                          $542,733.65                               $45,227.81
           Twentieth Lease Year                           $553,588.33                               $46,132.36
          Twenty First Lease Year                         $564,660.10                               $47,055.01
         Twenty Second Lease Year                         $575,953.31                               $47,996.11
          Twenty Third Lease Year                         $587,472.38                               $48,956.04
         Twenty Fourth Lease Year                         $599,221.83                               $49,935.16
          Twenty Fifth Lease Year                         $611,206.27                               $50,933.86

Second Extension Period

          Twenty Sixth Lease Year                         $623,430.40                               $51,952.54
         Twenty Seventh Lease Year                        $635,899.01                               $52,991.59
         Twenty Eighth Lease Year                         $648,616.99                               $54,051.42
          Twenty Ninth Lease Year                         $661,589.33                               $55,132.45
           Thirtieth Lease Year                           $674,821.12                               $56,235.10
          Thirty First Lease Year                         $688,317.55                               $57,359.80
         Thirty Second Lease Year                         $702,083.91                               $58,507.00
         Thirty Fourth Lease Year                         $716,125.59                               $59,677.14
          Thirty Fifth Lease Year                         $730,448.11                               $60,870.68

                                GUARANTY OF LEASE

      THIS GUARANTY OF LEASE (hereinafter referred to as this "Guaranty") is made as of the 11th day of April, 2003, by TITAN HOLDINGS, INC., a Delaware corporation, having its principal place of business at 10877 Wilshire Blvd., Los Angeles, CA 90024 hereinafter referred to as "Guarantor") to and for the benefit of Bradley Marshall, LLC, S. Pulitzer Marshall, LLC, M. Pulitzer Marshall, LLC, Gries Marshall, LLC, Marshall Manager, LLC and Blackwood Marshall, LLC as tenants in common, all Delaware limited liability companies having its principal place of business at c/o Bradley Associates, 225 North Michigan Avenue, 11th Floor, Chicago, Illinois 60601, Attention: Sherwin Jarol (hereinafter referred to as "Landlord").

                                    RECITALS

      A. Landlord, as landlord, and Autocam Corporation, a Michigan corporation (hereinafter referred, to as "Tenant"), as tenant, have entered into, or are about to enter into, a certain Lease dated as of April 11, 2003, pursuant to which Tenant leases or will lease from Landlord certain premises commonly known as 1511 George Brown Drive, Marshall, Michigan (the "Premises"), all as more particularly described in said Lease (said Lease, as heretofore or hereafter supplemented, amended, restated, renewed, extended, replaced or modified, hereinafter referred to as the "Lease"). All capitalized terms which are not expressly defined in this Guaranty shall have the same meanings herein as are ascribed to such terms in the Lease.

      B. Landlord has required, as a condition to its execution and performance of the Lease, that Guarantor execute and deliver this Guaranty of all obligations of Tenant arising and all sums due by Tenant under the Lease for the Term of the Lease. The execution and delivery of this Guaranty by Guarantor is a material inducement to Landlord for the execution and performance of the Lease.

      C. Tenant is a subsidiary of Guarantor or Guarantor otherwise has a substantial financial interest in Tenant, and Guarantor will be directly benefited by the Lease. Accordingly, in consideration of Landlord entering into the Lease, Guarantor has agreed to execute, deliver and perform this Guaranty.

      NOW, THEREFORE, in consideration of the Recitals set forth above and in consideration of Landlord executing and performing its obligations under the Lease and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

      1. Recitals. The Recitals set forth above are incorporated herein and shall be deemed terms and provisions hereof. All capitalized terms as used in this Guaranty shall have the respective meanings ascribed to such terms in the Lease, except as otherwise expressly provided herein.

      2. Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees to Landlord:

         (a) The full and prompt payment when due, whether upon acceleration or otherwise, and at all times thereafter, of any and all rentals, debts and obligations of Tenant for the payment of money, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, known or unknown to Guarantor at the time of the execution of this Guaranty, which may now be or hereafter become due by Tenant under the Lease, including, without limitation, all Base Rent, Impositions, late fees, interest, amounts required to discharge mechanics' and materialmen's liens and claims therefor, and any and all other sums from time to time becoming due from Tenant to Landlord under the Lease;

            (b) the full, complete and punctual observance, performance and satisfaction of all covenants, terms, conditions, obligations, duties and agreements of Tenant under the Lease; and

            (c) the payment of all Enforcement Costs.

      All amounts due and debts, liabilities and payment obligations described in subparagraphs (a) and (c) of this Paragraph 2 are referred to herein as the "Liabilities." All obligations described in subparagraph (b) of this Paragraph 2 are referred to herein as the "Obligations."

      3.    Landlord's Remedies.

            (a) This Guaranty is an absolute, present and continuing guaranty of payment and performance and not merely a guaranty of collection. In the event of any default by Tenant under the Lease, Guarantor agrees, on demand by Landlord, to pay all Liabilities then due hereunder, regardless of any defense, right of setoff or claim which Tenant or Guarantor may have against Landlord, unless otherwise expressly set forth in the Lease. In the event that there shall be any default by Tenant, Guarantor or any other party under the Lease in the due and timely performance and observance of the Obligations or any of them after the expiration of any cure period applicable thereto, then, in such event, Guarantor agrees, on demand by Landlord to perform the Obligations. If Guarantor fails to commence and pursue diligently the performance of the Obligations within five
(5) days after its receipt of written notice from Landlord demanding the performance of Guarantor, then, either before or after pursuing any other remedy of Landlord against Guarantor or Tenant and regardless of whether Landlord shall ever pursue any such other remedy, Landlord shall have the right (but not the obligation) to perform the Obligations or to call upon any other reputable parties to perform the Obligations, and shall have the right to expend such reasonable and necessary sums as Landlord in its discretion deems proper in order so to complete the performance of the Obligations. All amounts required to be paid by the terms hereof shall be included within the term "Liabilities," and all obligations required to be performed by the terms hereof shall be included within the term "Obligations."

            (b) Notwithstanding anything to the contrary herein contained, in any action to enforce any of the Liabilities or Obligations, Landlord may not proceed against Guarantor without: (i) joining Tenant in any such action; or
(ii) obtaining a judgment against Tenant; provided, however, Landlord shall have the right to proceed against Guarantor without either joining Tenant in any such or any other action, or obtaining a judgment against Tenant, if at the time Landlord initiates any action against Guarantor: (A) a petition has been filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now an effect or hereafter amended, or any state thereof (individually and collectively, "Bankruptcy Laws"); (B) Tenant shall file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under any Bankruptcy Laws; (C) a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of Tenant's property; (D) Tenant has dissolved or ceased its legal existence; or (E) Landlord is otherwise enjoined, restrained or unable to so join Tenant or obtain a judgment against Tenant. Nevertheless, the maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease or to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from demanding and receiving the payment of such sums and the performance of such other terms, covenants and conditions from Guarantor, or from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease.

            (c) Guarantor does hereby consent that, without affecting the liability of Guarantor under this Guaranty and without notice to Guarantor, time may be given by Landlord to Tenant for payment of rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and Guarantor. Additionally, Landlord may proceed against Guarantor alone without either joining Tenant or obtaining a judgment against Tenant as provided in Paragraph 3(b) hereof.

      4. No Rights to Compete with Landlord as Creditor. Guarantor does hereby further agree that with respect to any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, and Guarantor hereby waives all such rights to the fullest extent permitted by law until such time as all Liabilities and Obligations are paid and satisfied in full, at which time such rights shall be fully revived.

      5. No Discharge. Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Landlord, or any event or condition except the full, final and unavoidable performance of all Obligations and payment of all Liabilities and any other sums due hereunder. Guarantor agrees that the liability of Guarantor hereunder shall not be discharged by, and Guarantor hereby irrevocably consents to: (i) any subsequent change, modification or amendment of the Lease in any of its terms, covenants and conditions, or in the Rent or any other sums payable thereunder, or in the Term thereof, or in the Premises demised thereby (whether said Premises be expanded, contracted, relocated, substituted or otherwise altered), and to any assignments of the Lease and to any sublettings of the Premises, and to any extensions or renewals of the Lease or its Term; (ii) the renewal or extension of time for the payment of the Liabilities or performance of the Obligations under the Lease or any other agreement relating to the Premises; (iii) any assignment, transfer, waiver, compromise, settlement, modification, surrender or release of Tenant's obligations under the Lease; (iv) the existence of any defenses to enforcement of the Lease; (v) any failure, omission, delay or inadequacy of Landlord to exercise any right or remedy against Tenant available to Landlord pursuant to the Lease or law or in equity;
(vi) any distress or reentry by Landlord or dispossession of Tenant or any action or remedy taken by Landlord under the Lease, or any failure to notify Guarantor of any default by Tenant; or (vii) the existence of any setoff, claim or counterclaim or the reduction or diminution of the Liabilities or any defense of any kind or nature, which Guarantor may have against Tenant or which any party has against Landlord, all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (vii) inclusive of this Paragraph. Notwithstanding the foregoing or anything else contained in this Guaranty, Guarantor is only liable to pay and perform Liabilities and Obligations of Tenant under the Lease which remain unpaid or not performed, as the case may be, at the time Landlord is proceeding under this Guaranty.

      6. Application of Amounts Received. Any amounts received by Landlord from whatsoever source on account of any Liabilities may be applied by Landlord toward the payment of such Liabilities, and in such order of application, as Landlord may from time to time elect.

      7. Waiver. Guarantor expressly waives: (i) notice of the acceptance by Landlord of this Guaranty; (ii) notice of the existence, creation, payment or nonpayment of the Liabilities; (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever, except as otherwise specifically set forth in this Guaranty; and (iv) any failure by Landlord to inform Guarantor of any facts Landlord may now or hereafter know about Tenant, the Lease or the Premises, it being understood and agreed that Guarantor has and will maintain personal knowledge of and is familiar with Tenant's financial condition and business affairs and has the ability to influence Tenant's decision-making processes, and that Landlord has no duty so to inform, and that Guarantor is fully responsible for being and remaining informed by, Tenant of all circumstances bearing on the Lease and this Guaranty. No modification or waiver of any of the provisions of this Guaranty will be binding upon Landlord except as expressly set forth in a writing duly signed and delivered on behalf of Landlord.

      8. Enforcement Costs. If the Lease or this Guaranty is placed in the hands of an attorney for enforcement or collection through any legal proceeding, and Landlord is determined in such legal proceeding to be the prevailing party, then, Guarantor shall pay to Landlord upon demand all attorneys' fees, costs and expenses, including, without limitation court costs and filing fees, and all other costs and expenses reasonably incurred by Landlord in connection with such legal proceeding (all of which are referred to herein as "Enforcement Costs") in addition to all other amounts due hereunder. In the event Guarantor is determined to be the prevailing party in any such legal proceeding, then Landlord shall pay Guarantor, upon demand, all attorneys' fees, costs and expenses, including, without limitation, court costs and filing fees, and all other costs and expenses reasonably incurred in connection therewith.

      9. Transfer of Lease. Notwithstanding any assignment or transfer of the Lease or any interest therein by Landlord, for collateral purposes or otherwise, each and every immediate and successive assignee, transferee or other successor in interest with respect to Landlord's interest under the Lease shall, to the extent of the interests assigned or transferred, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Landlord.

      10. Governing Law; Interpretation. This Guaranty shall be governed by the laws of the State of Michigan without reference to the conflicts of law principles of that State. The headings of Paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable where the context so requires. If this Guaranty is executed by more than one person or entity, then references to "Guarantor" herein shall be deemed to refer to each such person or entity and the liability of each such person or entity shall be joint and several, and the release by Landlord of any of them shall not release or affect in any manner the obligations of any other of them, and this Guaranty shall not be revoked, discharged or impaired as to any such persons or entities by reason of the death or incapacity or insolvency of any other of them. If any provision of this Guaranty, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein. Time is of the essence of this Guaranty. All payments to be made hereunder shall be made in currency and coin of the United States of America which is legal tender for public and private debts at the time of payment.

      11. Entire Agreement. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to the subject matter hereof and supersedes all prior such agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a written instrument signed by Landlord and Guarantor. If this Guaranty is executed in several counterparts, each of those counterparts shall be deemed an original, and all of them together shall constitute one and the same instrument.

      12. Subordinated Debt. Any indebtedness of Tenant to Guarantor, other than that advanced from a senior, secured, institutional, commercial lender to Guarantor and re-advanced to Tenant by Guarantor (the "Subordinated Debt") now or hereafter existing is hereby subordinated to the Liabilities. Guarantor agrees that, until the full, final and unavoidable payment of the Liabilities, Guarantor will not seek, accept or retain for Guarantor's own account, any payment from Tenant on account of the Subordinated Debt. Any payments to Guarantor on account of the Subordinated Debt shall be collected and received by Guarantor in trust for Landlord and shall be paid over to Landlord on account of the Liabilities without impairing or releasing the obligations of Guarantor hereunder.

      13. Payment of Indebtedness/Release of Guaranty. Release of this Guaranty, if it occurs, shall not affect, in any respect, the Lease.

      14. Successors and Assigns.

          (a) This Guaranty shall bind Guarantor and the heirs, assigns, successors, executors, administrators and legal and personal representatives of Guarantor; provided that any assignment or transfer of this Guaranty by Guarantor shall in no manner operate to relieve or release Guarantor from any of its obligations or liabilities under this Guaranty. Notwithstanding anything contained in the immediately preceding sentence to the contrary, an assignment or transfer of this Guaranty shall operate to relieve and release Guarantor from its obligations and liabilities under the Guaranty provided that, prior to such assignment or transfer, Guarantor delivers to Landlord financial statements and other reasonable financial information regarding such assignee or transferee, as the case may be, which statements and information are certified to be true and correct by the chief financial officer of such assignee or transferee, as the case may be, and which evidence that the tangible net worth of such assignee or transferee, as the case may be, is no less than Guarantor's tangible net worth as of the date of this Guaranty. Regardless of whether this Guaranty is executed by more than one person or entity, it is agreed that the undersigned's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Indebtedness, the Obligations or any part thereof and that each Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or nonenforcement of any such other guaranties or other obligations.

            (b) This Guaranty shall inure to the benefit of and be enforceable by Landlord and its successors and assigns, the officers, agents, employees, partners, directors and shareholders of each of them, each of their respective successors and assigns, and each present or subsequent mortgagee of the Premises and its successors and assigns (all such persons and entities shall be "Indemnified Parties" under the Lease).

      15.   Agent for Service of Process; Certain Waivers by Guarantor.

            (a) Guarantor hereby submits to personal jurisdiction in the State of Michigan for the enforcement of this Guaranty, whether or not Guarantor shall be then physically present, residing or doing business within the State of Michigan, and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. In the event such litigation is commenced at any time when Guarantor is not permanently domiciled in the State of Michigan or does not have a registered agent in the State of Michigan, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Guarantor's appointed agent for service of process in the State of Michigan or any other State in which Guarantor may be incorporated, or as service of process on corporations may otherwise be made pursuant to Michigan law or the law of such other State, as the case may be and in each case with a copies to Tenant as indicated below.

      Guarantor hereby agrees that an action, suit or proceeding to enforce this Guaranty may be brought in either the state circuit court located in the County in which the Premises are located, or the United States District Court for the District in which the Premises are located; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Landlord from filing any such action, suit or proceeding in any other appropriate forum.

            (b) Guarantor hereby waives the right to trial by jury in any action or proceeding that hereafter may be instituted in respect of the Lease or this Guaranty.

      16. Financial Statements. Guarantor represents that it has provided Landlord with true and complete financial statements (the "Financial Statements") setting forth the financial condition of Guarantor as of the date specified in such statements. Upon Landlord's written request, Guarantor shall promptly furnish Landlord with a written certification from an executive officer, manager, or partner of Guarantor describing in reasonable detail any material adverse change in the financial condition of Guarantor from that set forth in the respective Financial Statements or stating that there has been no such change. Upon Landlord's prior written request, Guarantor shall also promptly furnish to Landlord such other recent financial statements and other relevant financial information relative to and evidencing Guarantor's financial condition, which financial statements and financial information shall be certified as true, correct and complete by an executive officer, manager or partner of Guarantor.

      17. Notices. Any notice, demand, service of process or other communication which is given hereunder shall be in writing and shall be deemed given if and when personally delivered, or on the first business day after being deposited with a nationally recognized overnight carrier, addressed to the intended recipient at its address set forth below or to such other address as such intended recipient may have designated by notice furnished in accordance herewith:

If to Landlord:                             c/o Bradley Associates
                                            225 North Michigan Avenue
                                            11th Floor, Chicago, Illinois 60601
                                            Attention: Sherwin Jarol

With a copy to:                             Levenfeld Pearlstein

                                            33 West Monroe, 21st Floor
                                            Chicago, Illinois 60603-5448
                                            Attn:  Abraham Trieger, Esq.
                                            Phone:  (312) 456-0544
                                            Fax:  (312) 346-8434

If to Guarantor:                            Titan Holdings, Inc.
                                            10877 Wilshire Blvd.
                                            Los Angeles, California 90024
                                            Attn:  John T. Mapes
                                            Phone:  (310) 476-0936
                                            Fax:  (310) 277-5591

With a copy to:                             Autocam Corporation
                                            Attn:  Chief Financial Officer
                                            4070 East Paris Avenue
                                            Kentwood, Michigan 49512
                                            Phone:  (616) 698-0707
                                            Fax:  (616) 698-6878

      Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Landlord by this Guaranty is not required to be given.

                        [SIGNATURES FOLLOW ON NEXT PAGE.]

      SIGNED AND DELIVERED as of the date first specified above.

                                              GUARANTOR:

ATTEST:                                       TITAN HOLDINGS, INC., a Delaware
                                              corporation

By:  /s/ Warren A. Veltman                    By: /s/ John C. Kennedy
     ----------------------------             ----------------------------------
Name:  Warren A. Veltman                      Name:  John C. Kennedy
Its:  Secretary                               Its:  President

STATE OF MICHIGAN       )
                        )  SS
COUNTY OF KENT          )

      I, Sarah McNamara, a Notary Public in and for said County, in the State aforesaid, do hereby certify that John C. Kennedy and Warren A. Veltman, the President and Secretary, respectively, of Titan Holdings, Inc., a Delaware corporation (the "Corporation"), personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and, as such President and Secretary, respectively, of the Corporation, acknowledged to me that they signed and delivered the said instrument as the President and Secretary, respectively, of the Corporation and as their free and voluntary act and as the free and voluntary act of the Corporation, pursuant to the authority granted to them by the Board of Directors of the Corporation, for the uses and purposes therein set forth.

      GIVEN under my hand and Notarial Seal this 2nd day of April 2003.

                                                       /s/ Sarah McNamara
                                                       -------------------------
                                                       Notary Public

My Commission Expires:
01-06-2005